Exhibit 24


                           POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned being a director or officer, or both, of SEARS, ROEBUCK AND CO., a New York corporation (the "Company"), does hereby constitute and appoint ARTHUR C. MARTINEZ, ALAN J. LACY, ANASTASIA D. KELLY and JEFFREY N. BOYER, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file and deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereto, relating to annual reports on Form 10-K, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name in the name and on behalf of the Company or as a director or officer, or both, of the Company, as indicated below opposite his or her signature, to annual reports on Form 10-K or any amendment or papers supplemental thereto; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.



IN WITNESS WHEREOF, each of the undersigned has subscribed his or her name, this 10th day of March, 1999.


     NAME                                  TITLE


/S/Arthur C. Martinez
Arthur C. Martinez                   Chairman of the Board of Directors,
                                     President and Chief Executive Officer
                                     (Principal Executive Officer)


/S/Alan J. Lacy
Alan J. Lacy                         Chief Financial Officer
                                     (Principal Financial Officer)


/S/Jeffrey N. Boyer
Jeffrey N. Boyer                     Vice President and Controller
                                     (Principal Accounting Officer)


/S/Hall Adams, Jr.
Hall Adams, Jr.                      Director


/S/Brenda C. Barnes
Brenda C. Barnes                     Director


/S/Warren L. Batts
Warren L. Batts                      Director


/S/Alston D. Correll, Jr.
Alston D. Correll, Jr.               Director


/S/ Michael A. Miles
Michael A. Miles                     Director


/S/Richard C. Notebaert
Richard C. Notebaert                 Director


/S/Hugh B. Price
Hugh B. Price                        Director


/S/Clarence B. Rogers, Jr.
Clarence B. Rogers, Jr.              Director


/S/Patrick G. Ryan
Patrick G. Ryan                      Director


/S/Dorothy A. Terrell
Dorothy A. Terrell                   Director